Exhibit 10.25

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into this 22nd day of February, 2011, by and among UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”) ELM RIDGE OFFSHORE MASTER FUND, LTD (the “Master Fund”), and ELM RIDGE VALUE PARTNERS, L.P. (“Value Partners” and, together with the Master Fund, collectively, the “Shareholders”).

WHEREAS, the Shareholders are the owners of shares of the Company’s Common Stock, $1.00 par value per share (“Common Shares”) in such amounts as are set forth on Schedule A attached hereto; and

WHEREAS, the Shareholders desire to transfer to the Company 7,755,631 Common Shares (the “Transferred Common Shares”) in exchange for (i) shares of the Company’s Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the Amendment to the Company’s Restated Articles of Incorporation, as amended, the form of which is attached hereto as Exhibit A (the “Amendment”) and (ii) warrants to purchase Common Shares in the form attached hereto as Exhibit B (each, a  “Warrant” and, collectively, the “Warrants”), and the Company desires to issue to the Shareholders the Series D Preferred Shares (defined below) and the Warrant in exchange for the Transferred Common Shares;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant, covenant and agree as follows:

ARTICLE I.

EXCHANGE; CLOSING

    1.01.  Exchange.  Subject to the conditions set forth in this Agreement and in consideration of the sale, transfer and conveyance to the Company of all right, title and interest in the Transferred Common Shares, free and clear of all mortgages, pledges, liens, security interests, leases, charges and other encumbrances (“Liens”), at the Closing (as defined below), the Company shall issue to the Shareholders (a) 16,613 shares of the Series D Preferred Stock (the “Series D Preferred Shares”) and (b) Warrants to purchase 7,755,631 Common Shares, which Series D Preferred Shares and Warrants will be apportioned among the Shareholders ratably in accordance with their ownership set forth in Schedule A.

    1.02.      Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, on the date hereof (the “Closing Date”).  Simultaneously with the Closing, the Company shall cause to be filed the Amendment (defined below) with the Secretary of State of Georgia.

    1.03.      Delivery.  At the Closing, subject to the terms and conditions hereof, the Company shall register the Series D Preferred Shares in each Shareholder’s name in uncertificated, book-entry form on the books of the Company in accordance with the Company’s applicable direct registration system and deliver the applicable Warrant(s) to each Shareholder, in each case against each Shareholder’s transfer of the Transferred Common Shares on the books of the Company in accordance with the Company’s applicable direct registration system.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Shareholders that, as of the Closing:

2.01.  Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on their business as now being conducted and as presently proposed to be conducted.  The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, individually or taken as a whole, or (ii) the transactions contemplated hereby.

2.02.  Authority; Non-Contravention; Filings.

(a)          The Company has the corporate power and authority to execute and deliver this Agreement and the Warrant and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and the Warrant, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or any of its shareholders.  This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(b)          The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions and obligations set forth herein and therein will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (A) its organizational documents (including, without limitation, any certificates of designation or similar documents with respect to any preferred or other securities) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of subsections (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company or the transactions contemplated hereby and by the Warrant.

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(c)          Other than the filing of the Amendment with the Secretary of State of Georgia, any current report on Form 8-K required to be filed with the SEC, and such filings and approvals as are required to be made or obtained under any state “blue sky” laws, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental entity is required to be made or obtained by the Company in connection with the consummation by the Company of the transactions contemplated hereby except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or the transactions contemplated hereby and by the Warrant.

2.03.  Series D Preferred Shares.  The Series D Preferred Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, such Series D Preferred Shares will be duly and validly issued and fully paid and nonassessable and free and clear of any Liens, will not be issued in violation of any preemptive rights, consent rights or any other rights of, and will further will rank pari passu or senior to, all other series or classes of Preferred Stock of the Company, whether or not issued or outstanding, with respect to the payment of dividends and priority of distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

2.04.  The Warrant and Warrant Shares.  The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions.  The Common Shares issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable and free and clear of any Liens.

2.05.  SEC Documents; Financial Statements.  As of their respective dates, all reports, schedules, forms, statements and other documents required to be filed by the Company during the two (2) years prior to the date hereof with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Act of 1934 (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) were timely filed and complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Shareholders which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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2.06.  Absence of Certain Changes.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its subsidiaries not otherwise disclosed in the SEC Documents.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends on its Common Shares, (ii) sold any material assets outside of the ordinary course of business, individually or in the aggregate, or (iii) made any material capital expenditures, individually or in the aggregate.  Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, nor does the Company or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof insolvent.

2.07.  Capitalization.  Schedule 2.08 sets forth the capitalization of the Company (a) immediately prior to the consummation of the transactions contemplated hereby and (b) immediately following the consummation of the transactions contemplated hereby.

2.08.  Exempted Offering.  Assuming the trust of the representations and warranties of the Shareholders set forth in Article III, the transaction contemplated hereby is exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby severally, and not jointly, represents and warrants that, as of the Closing:

3.01.  Authority.

(a)          Such Shareholder has all limited liability company power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by such Shareholder of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of such Shareholder, and no further approval or authorization is required on the part of such Shareholder.  This Agreement is a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions.

(b)          The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Shareholder with the provisions hereof will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Shareholder or any of its subsidiaries under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Shareholder or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Shareholder or any of its subsidiaries or any of the properties or assets of the Shareholder or any of its subsidiaries may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Shareholder or any of its subsidiaries or any of their respective properties or assets except, in the case of subsections (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Shareholder’s ability to perform the actions contemplated by this Agreement.

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3.02.  Title.  Such Shareholder has good and valid title to its applicable portion of the Transferred Common Shares, in each case free and clear of all Liens, and after the transfer of its applicable portion of the Transferred Common Shares contemplated herein, the Company will have good and valid title to such Shareholder’s applicable portion of the Transferred Common Shares, free and clear of all Liens.  The Transferred Common Shares represent all of the issued and outstanding Common Shares held, directly or indirectly, by such Shareholder.

3.03.  Knowledge and Experience.

   (a)            Such Shareholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Series D Preferred Shares, the Warrant and the Warrant Shares and protecting its own interests in connection with such an investment.

  (b)            Such Shareholder acknowledges that such Shareholder and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by such Shareholder or its advisors and has been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into such Agreement.  Notwithstanding the foregoing, such Shareholder acknowledges that, at the request of such Shareholder (as evidenced in that certain Letter Agreement, dated January 7, 2011, by and among the Company and the Shareholders (the “Non-Disclosure Letter Agreement”)), the Company has not disclosed or provided any material nonpublic information in its possession to such Shareholder and that, notwithstanding the withholding of any such material nonpublic information by the Company at such Shareholder’s request, such Shareholder desires to enter into this Agreement and the transactions contemplated hereby.  Such Shareholder acknowledges that it has reviewed the public filings of the Company available on the Securities and Exchange Commission’s (the “SEC”) website, www.sec.gov.

3.04.  Investment.  Such Shareholder is acquiring the Series D Preferred Shares, the Warrant and the Warrant Shares for investment for such Shareholder’s own account and not with a view to, or for resale in connection with, any distribution thereof, and such Shareholder has no present intention of selling or distributing the Series D Preferred Shares, the Warrant or the Warrant Shares.  Such Shareholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Series D Preferred Shares, the Warrant or the Warrant Shares other than as set forth in this Agreement.

3.05.  Accredited Investor.  Such Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE IV.
COVENANTS AND AGREEMENTS

4.01.  Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Closing on the Closing Date and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

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4.02.  Sufficiency of Authorized Common Stock; Exchange Listing.

(a)          During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise.  Nothing in this Section 4.02(a) shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of Common Shares which are held in the treasury of the Company.  As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the Nasdaq Global Select Market, subject to official notice of issuance, and shall maintain such listing for so long as any Common Shares are listed on such exchange.

(b)          If requested by the Shareholders, the Company shall use its commercially reasonable efforts to cause the Series D Preferred Shares to be approved for listing on the Nasdaq Global Select Market as soon as reasonably practicable following such request.

4.03.  Appointment of Company as Power of Attorney.  The Shareholders irrevocably appoint the Company or any of its officers to be its true and lawful attorney-in-fact following the Closing, with full power of substitution, and empowers such attorney, for and in the name and stead of such attorney, to cancel, sell, transfer, hypothecate, liquidate or otherwise dispose of all of or any portion of the Transferred Common Shares following the Closing, from time to time, and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such cancellation, sale, transfer, hypothecation, liquidation or other disposition.  The Shareholders acknowledge that this appointment is coupled with an interest and shall not be revocable by the Shareholders’ dissolution or any other reason.  The Shareholders hereby ratify and approve all acts that such attorney or any substitute therefor shall do by virtue hereof.

4.04.  Purchase for Investment.  The Shareholders acknowledge that the Series D Preferred Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws.  The Shareholders (a) are acquiring the Series D Preferred Shares and the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them in violation of the Securities Act or any applicable United States securities laws and (b) will not sell or otherwise dispose of any of the Series D Preferred Shares, the Warrant  or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable United States securities laws.

4.05.  Legends.

(a)          The Shareholders agree that all certificates or other instruments representing the Series D Preferred Shares, the Warrant and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

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(b)          In the event that any of the Series D Preferred Shares, the Warrant or the Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act, the Company shall issue new certificates or other instruments representing such Series D Preferred Shares, Warrant or Warrant Shares, which shall not contain the legend in Section 4.05(a) above; provided that the Shareholders surrender to the Company the previously issued certificates or other instruments.

4.06.  Registration Rights.

(a)          Registration.

  (i)          Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than 60 days after the Closing Date), the Company shall prepare and file with the SEC a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) covering all of the Registrable Securities (as defined below), and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective as promptly as practicable (and in any event no later than 120 days after the Closing Date) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Registration Statement) if the initial Registration Statement expires).  Notwithstanding the foregoing, if the Company shall no longer be eligible to file a Shelf Registration Statement, then the Company shall not be obligated to file or keep effective a Shelf Registration Statement and the Company shall not be required to effect any other registration with respect to the Registrable Securities unless and until requested to do so in writing by the Shareholders or Holders; provided, that, in such event that the Company becomes no longer eligible to file a Shelf Registration Statement, any Shareholder or Holder shall have the right to demand the registration (a “Demand Registration”) of the Registrable Securities, and, in such event, the Company shall file with the SEC a registration statement (a “Demand Registration Statement”) on an appropriate form covering all Registrable Securities no less than 30 days following the Company’s receipt of notice of such demand from any Shareholder or Holder, and further to the extent the Demand Registration Statement has not theretofore been declared effective, the Company shall use commercially reasonable efforts to cause such Demand Registration Statement to be declared or become effective as promptly as practicable (and in any event no later than 45 days after the Company’s receipt of notice of such demand from any Shareholder or Holder).

  (ii)          The Company shall not be required to effect a registration with respect to securities that are not Registrable Securities, or if the Company has notified the Shareholders and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of any Shareholder or any other Holder.

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  (iii)          If during any period when an effective Shelf Registration Statement or Demand Registration Statement is not available, the Company proposes to register any of its equity securities and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Shareholders of its intention to effect such a registration (but in no event less than ten (10) business days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) business days after the date of the Company’s notice (a “Piggyback Registration”).

  The Company may terminate or withdraw any registration under this Section 4.06(a)(iii) prior to the effectiveness of such registration, whether or not the Shareholders or any other Holders have elected to include Registrable Securities in such registration.

  (iv)          If the registration referred to in Section 4.06(a)(iii) is proposed to be underwritten, the Company will so advise the Shareholders and all other Holders as a part of the written notice given pursuant to Section 4.06(a)(iii).  In such event, the right of the Shareholders and all other Holders to Piggyback Registration will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Shareholders (if the Shareholders is participating in the underwriting).

  (v)          If either (A) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement or (B) a Piggyback Registration relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (1) first, in the case of a Piggyback Registration under, the securities the Company proposes to sell, (2) then the Registrable Securities of the Shareholders and all other Holders who have requested inclusion of Registrable Securities pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (3) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b)          Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)          Obligations of the Company.  The Company shall use its commercially reasonable efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement or Demand Registration Statement, the Company shall, as expeditiously as reasonably practicable:

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  (i)          Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

  (ii)          Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any underwriter, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

  (iii)          Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

  (iv)          Give written notice to the Holders:

(A)           when any registration statement filed pursuant to Section 5.05(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)           of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)           of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)           of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

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(d)          Furnishing Information.

  (i)          Neither the Shareholders nor any Holder shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

  (ii)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.06(c) that the Shareholders and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(e)          Assignment of Registration Rights. The rights to cause the Company to register the Registrable Securities granted pursuant to Section 4.06(a) may be assigned or otherwise conveyed, in a transaction which complies with the requirements of the Securities Act and all applicable state securities laws, by a Holder to a transferee or assignee of the Warrants or twenty-five percent (25%) or more of the Series D Preferred Shares or Warrant Shares.

(f)          Rule 144. With a view to making available to the Shareholders and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

  (i)          make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the date of this Agreement;

  (ii)          (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A under the Securities Act (including the information required by Rule 144A(d)(4) under the Securities Act);

  (iii)          so long as any Shareholder or a Holder owns any Registrable Securities, furnish to the Shareholders or such Holder forthwith upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents as any Shareholder or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

  (iv)          take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(g)          Definitions.  As used in this Section 4.06, the following terms shall have the following respective meanings:

  (i)          “Holder” means the Shareholders and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

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  (ii)          “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

  (iii)          “Registrable Securities” means (A) all Series D Preferred Shares, (B) the Warrants and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (A) or (B) by way of conversion, exercise or exchange thereof, including the Warrant Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, statutory share exchange or similar transaction, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

  (iv)          “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.06, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

  (v)          “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(h)          Liquidated Damages.  If: (i) a Shelf Registration Statement or Demand Registration Statement (collectively, a “Registration Statement”) is not filed on or prior to such filing deadlines as are set forth in Section 4.06(a) covering the Registrable Securities required under this Agreement to be included therein, (ii) a Registration Statement is not declared effective by the SEC on or prior to such effectiveness deadlines as are set forth in Section 4.06(a) (each, an “Effective Date”) or if by the business day immediately following the such Effective Date, the Company shall not have filed a “final” prospectus for the Registration Statement with the SEC under Rule 424(b) in accordance with the terms hereof (whether or not such a prospectus is technically required by such rule), or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to the Shareholders and the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 20 trading days (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 20 trading day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Shareholders and/or Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Shareholders and/or Holders pro rata an aggregate amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of an amount equal to the product of (x) the number of Series D Preferred Shares, and (y) $1,000 (the “Exchange Amount”).  The parties agree that the maximum aggregate liquidated damages payable to the Shareholders and/or Holders under this Agreement shall be ten percent (10%) of the aggregate Exchange Amount.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event (except in the case of the first Event Date), and shall cease to accrue (unless earlier cured) upon the expiration of the Effectiveness Period.  For the purposes of this Section 4.06(h), “Effectiveness Period” shall means the period commencing on the Effective Date of the Registration Statement and ending on the earliest to occur of (a) the second anniversary of such Effective Date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

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(i)           Indemnification.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of an amended or supplemented prospectus, but only if and to the extent that following the receipt of the amended or supplemented prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement.   An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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4.07.        Termination of NDA.  The Company and the Shareholders agree that the Non-Disclosure Letter Agreement shall terminate in all respects upon the signing of this Agreement.

4.08.        Indemnification.

(a)          Each Shareholder shall severally, and not jointly, indemnify and hold harmless the Company, any corporation or entity affiliated therewith, any officers, directors, and employees of any of the foregoing, and any professional advisors to any of the foregoing, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, to which they may become subject, or which they may incur by reason of or in connection with any misrepresentation made by such Shareholder herein, any breach of such Shareholder’s representations and warranties made herein, such Shareholder’s failure to fulfill any of his covenants or agreements set forth herein and such Shareholder’s failure to comply with applicable law in connection with the transactions set forth herein.

4.09.        (b)          The Company shall indemnify and hold harmless each Shareholder, any corporation or entity affiliated therewith, any officers, directors, and employees of any of the foregoing, and any professional advisors to any of the foregoing, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, to which they may become subject, or which they may incur by reason of or in connection with any misrepresentation made by the Company herein, any breach of the Company’s representations and warranties made herein, the Company’s failure to fulfill any of his covenants or agreements set forth herein and the Company’s failure to comply with applicable law in connection with the transactions set forth herein.

ARTICLE V.
MISCELLANEOUS

5.01.        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses of the parties for purposes of this Agreement are as follows:

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(a)	If to the Company:

United Community Banks, Inc.
P.O. Box 398
Blairsville, Georgia 30514
Attention: Rex S. Schuette, Executive Vice President
and Chief Financial Officer
Facsimile: (706) 745-9046

With a copy to:

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309
Attention: James W. Stevens
Facsimile: (404) 541-3400

(b)	If to the Shareholders:

Elm Ridge Capital Management, LLC
W. Main Street
Irvington, New York 10533
Attention: Stephen L. Cohen
Facsimile: (914) 250-1005

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention: Patricia Poglinco and Robert Lustrin
Facsimile: (212) 480-8421

5.02.        Expenses.  Unless otherwise provided in this Agreement or the Warrant, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement and the Warrant, including fees and expenses of its own financial or other consultants and counsel; provided, however, that the Company shall reimburse the Shareholders for their legal expenses incurred in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $15,000 in the aggregate.

5.03.        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Georgia, but without reference to the conflicts of law rules of such state.

5.04.        Survival.  The representations, warranties, covenants and agreements made by the parties herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Shareholders or the Company.

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5.05.        Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successor and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Shareholders may freely assign any of the Shareholders’ rights or interests in and under this Agreement to any transferees of the Series D Preferred Shares, the Warrants and/or the Warrant Shares upon notice to the Company.

5.06.        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the matters addressed hereby, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings, or commitments pertaining to the subject matter hereof.

5.07.        Amendment and Waiver.  Any term of this Agreement may be amended or waived only with the written consent of the Company and each Shareholder.

5.08.        Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate or limited liability company, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.09.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument.  Signatures transmitted electronically by facsimile shall be binding for all purposes hereof.

5.10.        Delays and Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:	/s/Rex. S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President and Chief Financial Officer

ELM RIDGE OFFSHORE MASTER FUND, LTD.
By: ELM RIDGE MANAGEMENT, LLC, its Investment Advisor

By:	/s/ Stephen L. Cohen
	Name:	Stephen L. Cohen
	Title:	Chief Operating Officer

ELM RIDGE VALUE PARTNERS, L.P.
By: ELM RIDGE MANAGEMENT, LLC, its Investment Advisor

By:	/s/ Stephen L. Cohen
	Name:	Stephen L. Cohen
	Title:	Chief Operating Officer

SCHEDULE A

OWNERSHIP PERCENTAGES OF THE SHAREHOLDERS

Elm Ridge Offshore Master Fund, Ltd.: 7,546,900 (97.31%)*

Elm Ridge Value Partners, L.P.:  208,731 (2.69%)*

*rounded to the nearest one-hundredth of one percent

EXHIBIT A

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Cumulative Perpetual Preferred Stock, Series D as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 17, 2011.  Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 22nd day of February, 2011.

UNITED COMMUNITY BANKS, INC.

By:
Name:
Title:

Exhibit A

DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF
CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the board of directors (the “Board of Directors”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock, which shall be designated as Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), consisting of 25,000 shares having the following powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations:

Section 1. General Matters.  Each share of the Series D Preferred Stock shall be identical in all respects to every other share of the Series D Preferred Stock.  The Series D Preferred Stock shall be perpetual, subject to the provisions of Section 5 of this Certificate of Designation.  The Series D Preferred Stock shall rank at least equally with all Parity Stock outstanding as of the date hereof (except for any senior series that may be issued following the date hereof with the requisite consent of the holders of the Series D Preferred Stock and any other class or series whose vote is required) and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation.

Section 2. Definitions.

(a)  “Applicable Dividend Rate” means a rate per annum equal to (i) the sum of 10.00% minus the three-month United States Dollar London Interbank Offered Rate, (“LIBOR”), as announced and published on February 22, 2011 in The Wall Street Journal plus (ii) the most recently published LIBOR, as announced and published from time to time in The Wall Street Journal, and in effect on the last day of the month preceding the applicable Dividend Period; provided, however, that the initial Applicable Dividend Rate shall be 10.00% and shall continue in effect until May 15, 2011.  In the event that more than one LIBOR is published in The Wall Street Journal as of the last day of the month preceding any Dividend Period, the highest LIBOR published will be used.

(b)  “Articles of Incorporation” has the meaning set forth in the preamble.

(c)  “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d)  “Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended from time to time.

(e)  “Certificate of Designation” means this Certificate of Designation or comparable instrument relating to the Series D Preferred Stock, as it may be amended from time to time.

(f)       “Closing Date” means the date on which the closing of the issuances occurs.

(g)  “Common Stock” means the common stock, $1.00 par value per share, of the Corporation.

(h)  “Corporation” has the meaning set forth in the preamble.

(i)       “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(j)       “Dividend Period” has the meaning set forth in Section 3(a).

(k)      “Dividend Record Date” has the meaning set forth in Section 3(a).

(l)       “Junior Stock” means Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series D Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(m)  “Liquidation Amount” means $1,000.00 per share of the Series D Preferred Stock.

(n)       “Liquidation Preference” has the meaning set forth in Section 4(a).

(o)      “Parity Stock” means any class of capital stock or series of stock of the Corporation (other than the Series D Preferred Stock) the terms of which expressly provide that such class or series will rank on senior or junior to the Series D Preferred Stock as to dividend rights and/or as to rights upon the liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(p)  “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series D Preferred Stock.

(q)  “Share Dilution Amount” has the meaning set forth in Section 3(b).

Section 3. Dividends.

(a)       Rate.  Holders of the Series D Preferred Stock shall be entitled to receive, on each share of the Series D Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at the Applicable Dividend Rate on (i) the Liquidation Amount per share of the Series D Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of the Series D Preferred Stock, if any.  Dividends shall begin to accrue and be cumulative from the Closing Date and shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), in each case whether or not declared, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing May 15, 2011.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Closing Date to, but excluding, May 15, 2011.

Dividends that are payable on the Series D Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on the Series D Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on the Series D Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Preferred Stock as specified in this Section 3 (subject to the other provisions of this Certificate of Designation).

(b)       Priority of Dividends.  So long as any share of the Series D Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of the Series D Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series D Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Closing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.  “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series D Preferred Stock and any shares of Parity Stock, all dividends declared on the Series D Preferred Stock and/or all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series D Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series D Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a)        Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series D Preferred Stock shall be entitled to receive for each share of the Series D Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series D Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)        Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution, holders of the Series D Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of the Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but only to the extent that the holders of the Series D Preferred Stock receive in such transaction an amount equal to at least the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount).

Section 5. Redemption.

(a)        Optional Redemption.  The Series D Preferred Stock may not be redeemed prior to either (i) the third anniversary of the Closing Date or (ii) September 30, 2014, as determined by the Board of Directors in its sole discretion (the “Optional Redemption Date”).  On or after the Optional Redemption Date, the Corporation, at its option may redeem, in whole but not in part, at any time, out of funds legally available therefor, shares of the Series D Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether dividends are actually declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of the Series D Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, or for uncertificated shares that are issued in book-entry form on the books of the Corporation, against surrender on the books of the Corporation in accordance with the Corporation’s applicable direct registration system.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)        No Sinking Fund.  The Series D Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of the Series D Preferred Stock will have no right to require redemption or repurchase of any shares of the Series D Preferred Stock.

(c)        Notice of Redemption.  Notice of every redemption of shares of the Series D Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series D Preferred Stock.  Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series D Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series D Preferred Stock to be redeemed; (3) the redemption price; and (4) the place or places where certificates for any such shares issued in certificated form are to be surrendered for payment of the redemption price.

(d)        Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(e)        Status of Redeemed Shares.  Shares of the Series D Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series D Preferred Stock).

Section 6. Conversion.  Holders of the Series D Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a)        General.  The holders of the Series D Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.  In exercising the voting rights set forth below, each holder shall be entitled to one vote for each share of the Series D Preferred Stock held by such holder.

(b)        Class Voting Rights as to Particular Matters.  So long as any shares of the Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

 (i)  Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designation for the Series D Preferred Stock or the Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to the Series D Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

 (ii)  Amendment of the Series D Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series D Preferred Stock or the Articles of Incorporation (including, unless no vote on such merger or consolidation is required by Section 7(b)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; or

 (iii)     Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series D Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of the Series D Preferred Stock remain outstanding (and there shall not have been any adverse effect to the rights, privileges, preferences or otherwise of such Series D Preferred Stock) or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, are securities in an issuer with a credit rating of at least as high a quality as the credit rating of the Corporation on the date immediately prior to the consummation of such transaction and further have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are at least as favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series D Preferred Stock.

(c)        Changes after Provision for Redemption.  No vote or consent of the holders of the Series D Preferred Stock shall be required pursuant to Section 7(b) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series D Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(d)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of the Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series D Preferred Stock is listed or traded at the time.

Section 8. Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D Preferred Stock may deem and treat the record holder of any share of the Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices.  All notices or communications in respect of the Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or recognized courier service, if given by electronic mail or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series D Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights.  No share of the Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights.  The shares of the Series D Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

EXHIBIT B

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT
to purchase
7,755,631
Shares of Common Stock
of United Community Banks, Inc.

Issue Date:  February 22, 2011

ARTICLE VI. Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Common Stock” means the common stock, $1.00 par value per share, of the Company.

“Company” means United Community Banks, Inc., a Georgia corporation, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Share Exchange Agreement, entered into February 22, 2011, as amended from time to time, between the Company and Elm Ridge Capital Management LLC, including all annexes, exhibits and schedules thereto.

“Exercise Price” means $2.50 per share of Common Stock.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Issue Date” means the date set forth on the first page hereof.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq Global Select Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time).

“Person” means a natural person, company, government, or political subdivision, agency, or instrumentality of a government.

“Per Share Fair Market Value” has the meaning set forth in Section 13(B).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” means all authorizations, approvals or permits, if any, of any federal or state governmental authority or regulatory body that are required in order for the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Warrant” means this Warrant, issued pursuant to the Exchange Agreement.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant Shares” has the meaning set forth in Section 2.

ARTICLE VII. Number of Warrant Shares; Exercise Price.  This certifies that, for value received, Elm Ridge Capital Management LLC or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of 7,775,631 of fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Warrant Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

ARTICLE VIII. Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable law, rule and regulation, the right to purchase the Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after September 30, 2012, but in no event later than 5:00 p.m., New York City time on August 22, 2013 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Section 20 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Warrant Shares thereby purchased by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.  Notwithstanding anything to the contrary in this Warrant, in the event that the Company consummates any Business Combination, a sale of all or substantially all of its assets or any similar transaction, the Company shall notify the Warrantholder of such event no less than ten (10) business days prior to the effective date of such transaction and this Warrant shall become exercisable without limitation prior to such transaction in such manner as may be necessary to afford the Warrantholder the right to exercise the Warrant prior to such transaction and participate in such transaction as a holder of the exercised portion of the Warrant Shares.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for the Warrant Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

ARTICLE IX. Issuance of Warrant Shares; Authorization; Listing.  Certificates for the Warrant Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Warrant Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Warrant Shares then issuable upon exercise of this Warrant at any time.  The Company will (A) procure, at its sole expense, the listing of the Warrant Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Warrant Shares at all times after issuance.  The Company will use commercially reasonable efforts to ensure that the Warrant Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Warrant Shares are listed or traded.

ARTICLE X. No Fractional Warrant Shares or Scrip.  No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Warrant Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

ARTICLE XI. No Rights as Shareholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.  The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE XII. Charges, Taxes and Expenses.  Issuance of certificates for the Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

ARTICLE XIII. Transfer/Assignment.  Subject to the following paragraph, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

The Warrant and the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  The Warrantholder is (A) acquiring the Warrant pursuant to an exemption from registration under the Securities Act and (B) shall not sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable United States securities laws.

All certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

In the event that any of the Warrant or the Warrant Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act, any new such warrant or warrants, or other instruments representing this Warrant or the Warrant Shares, shall be issued without the legend in this Section 8; provided that the Warrantholder surrenders to the Company this Warrant or any other previously issued certificates or other instruments in compliance with Section 9.

ARTICLE XIV. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

ARTICLE XV. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

ARTICLE XVI. Non-Business Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

ARTICLE XVII. Rule 144 Information.  The Company covenants that it will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use commercially reasonable efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Exchange Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

ARTICLE XVIII. Adjustments and Other Rights.  The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(a)           Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares,  (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (iv) complete any similar transaction, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.  In the event that the Company makes an extraordinary dividend (e.g., a dividend of cash, stock or other assets of the Company other than as contemplated in this Section 13(A) and/or other than in the ordinary course of the Company’s business and consistent with the Company’s past dividend practices, which, for the avoidance of doubt, shall not include any cash dividends to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceeds $0.089 per share, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction), the Exercise Price then in effect shall be reduced proportionately; provided, that, for the avoidance of doubt, any dividend that is required to be made pursuant to the applicable certificate of designation of any preferred securities of the Company shall not be considered an “extraordinary dividend”.

(b)           Business Combinations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’ s right to receive Warrant Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’ s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(c)           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(d)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(e)           Other Events.  For so long as Elm Ridge Value Partners, L.P., Elm Ridge Offshore Master Fund, Ltd. or any of their Affiliates or permitted transferees holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  The Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock, a change in the jurisdiction of incorporation of the Company or an issuance of Common Stock by the Company at a price below the Exercise Price.

(f)            Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Warrant Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(g)           Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, Nasdaq Global Select Market or other applicable national securities exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(h)          Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

ARTICLE XIX. No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

ARTICLE XX. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

ARTICLE XXI. Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Company.

ARTICLE XXII. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

ARTICLE XXIII. Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Articles of Incorporation.

ARTICLE XXIV. Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered in accordance with the information provided below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

United Community Banks, Inc.
P.O. Box 398
Blairsville, Georgia  30514
Attention: Rex S. Schuette, EVP and Chief Financial Officer
Phone: (706) 781-2265
Facsimile: (706) 745-9046

If to the Warrantholder, at the address of such Warrantholder as listed in the registry maintained by the Company pursuant to Section 9, or to such other address as the Warrantholder shall have designated by notice given to the Company.

ARTICLE XXV. Entire Agreement.  This Warrant, the forms attached hereto and the Exchange Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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Form of Notice of Exercise

Date: __________ __, 20__

TO:          United Community Banks, Inc.

RE:           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

1. Number of Shares of Common Stock:

2. Method of Payment of Exercise Price:
3. Aggregate Exercise Price:

Holder:

By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and delivered effective as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:
Name:
Title: